EXHIBIT 10.2
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                             AMENDMENT NUMBER SEVEN
                             TO EMPLOYMENT AGREEMENT
                             -----------------------

     This Amendment Number Seven (the "Amendment") between Louis P. Scheps ("Mr. Scheps") and CAS Medical Systems, Inc. ("CAS") amends an Employment Agreement dated as of September 1, 1993, between Mr. Scheps and CAS, as amended prior to the date hereof (the "Agreement"). Except as otherwise specifically provided in this Amendment, the Agreement remains in full force and effect.

     1.  Termination
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         The following replaces in its entirety that portion of Section 3 of the
         Agreement added by the September 2005 Amendment Number Six of the Agreement.

              "If a Change of Control occurs on or before March 31, 2009, and, as a result thereof, Mr. Scheps' employment is terminated under circumstances constituting an Involuntary Separation from Service within the meaning of Treasury Regulations Section 1.409A-1(n) on or before March 31, 2009, Mr. Scheps will be paid a lump sum severance payment in the amount of One Hundred Thousand Dollars ($100,000) within ten (10) days of such Separation from Service. In no event shall such severance payment be accelerated, nor shall Mr. Scheps designate the year of payment or be eligible to defer payment of the severance payment to a later date.

              "Change of Control" means (i) a sale of all or substantially all of CAS' assets, (ii) a merger involving CAS in which the CAS stockholders prior to the merger control less than fifty percent of the voting stock of the surviving entity, (iii) a sale by the CAS stockholders to an acquirer or acquirers acting in concert of more than a majority of the then outstanding stock of CAS owned by the CAS stockholders, or (iv) any event similar to any of the foregoing."

     2.  Internal Revenue Code Section 409A Compliance
         ---------------------------------------------

         New Section 7 is hereby added to the Agreement to read as follows:

                      7. Internal Revenue Code Section 409A Compliance. The
              parties hereto recognize that certain provisions of this Agreement may be affected by Section 409A of the Internal Revenue Code and guidance issued thereunder, and agree to amend this Agreement, or take such other action as may be necessary or advisable, to comply with Section 409A. The parties hereto intend that the Agreement, as amended, be consistent with IRS Notice 2007-78, IRS Notice 2007-86 and other Internal Revenue Code Section 409A transition relief, and it shall be interpreted accordingly.

                      Notwithstanding anything herein to the contrary, it is
              expressly understood that at any time CAS (or any successor or related employer treated with CAS as the service recipient for purposes of Internal Revenue Code Section 409A) is publicly
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              traded on an established securities market (as defined for purposes of Internal Revenue Code Section 409A), if a payment or provision of an amount or benefit constituting a deferral of compensation is to be made pursuant to the terms of this Agreement to Mr. Scheps on account of a Separation from Service at a time when Mr. Scheps is a Specified Employee (as defined for purposes of Internal Revenue Code Section 409A(a)(2)(B)(i)), such deferred compensation shall not be paid to Mr. Scheps prior to the date that is six (6) months after the Separation from Service or as otherwise permitted under Treasury Regulations Section 1.409A-3(i)(2).

                      For purposes of this Agreement, the following definitions
              shall apply:

                           a. "Separation from Service" means, generally, a
              termination of employment with CAS (or any successor or related employer treated as the service recipient for purposes of Internal Revenue Code Section 409A), and shall have the same meaning as such term has for purposes of Internal Revenue Code Section 409A (including Treasury Regulation Section 1.409A-1(h)).

                           b. "Involuntary Separation from Service" means a
              Separation from Service due to the independent exercise of the unilateral authority of CAS (or any successor or related employer treated as the service recipient for purposes of Internal Revenue Code Section 409A) to terminate Mr. Scheps' employment, other than due to Mr. Scheps' implicit or explicit request, where Mr. Scheps was willing and able to continue to employment with CAS. Involuntary Separation from Service shall have the same meaning as such term has for purposes of Internal Revenue Code Section 409A (including Treasury Regulation Section 1.409A-1(n))."

All of the other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS of the foregoing, the parties have executed this Amendment Number Seven on this 29th day of December, 2008.


                                              CAS MEDICAL SYSTEMS, INC.


                                              By: /s/ Andrew E. Kersey
                                                  ----------------------------
                                                  Name:  Andrew E. Kersey
                                                  Title: President and CEO



                                              /s/ Louis P. Scheps
                                              --------------------------------
                                              Louis P. Scheps